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                                                                  EXHIBIT 10(h)




                              KMART CORPORATION

                             DIRECTORS STOCK PLAN



1.  PURPOSE

        1.1 The Kmart Corporation Directors Stock Plan (the "Plan") is intended to increase the proprietary interest of nonemployee members of the Board of Directors (the "Board") of Kmart Corporation (the "Company") by providing further opportunity for ownership of the Company's common stock ("Stock"), and to increase their incentive to contribute to the success of the Company's business.

        1.2 The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), as such Rule may be amended from time to time ("Rule 16b-3") and shall be construed to so comply. In particular, the provisions of Section 4.1 hereof are intended to comply with the provisions of Section (c)(2)(ii) of Rule 16b-3, and the provisions of Section 4.2 hereof are intended to comply with the provisions of Section (d)(1)(i) of Rule 16b-3, and each such Section shall be construed to so comply.


2.  ADMINISTRATION

        2.1 The Plan shall be administered by the Compensation and Incentives Committee (the "Committee") of the Board.

        2.2 The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons.


3.  SHARES OF STOCK

        3.1 Shares Reserved. Shares of Stock which may be issued under the Plan may either be authorized and unissued shares or issued shares which have been reacquired by the Company, provided that the total amount of Stock which may be issued under the Plan shall not exceed 400,000 shares.

        3.2 Capital Adjustments. In the event of a change in the number or class of shares of Stock as a result of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the maximum number or class of shares available under the Plan, and the number or class of shares of Stock to be delivered hereunder shall be proportionately adjusted to reflect any such change.


4.  DELIVERY OF SHARES OF STOCK

        4.1 Mandatory Portion. For each calendar year commencing with the calendar year beginning January 1, 1995, each member of the Board who is not an employee of the Company or any of its subsidiaries (an "Eligible Director") shall receive a whole number of shares of Stock equal in value to 20% of any cash compensation payable for services as an Eligible Director (including services as non-executive Chairman or Vice-Chairman of the Board) during each such calendar year in lieu of payment of such percentage of such cash compensation. Such shares shall be delivered to each such director, in substantially equal installments, on the last business day of each calendar quarter of each such calendar year (the "Normal Stock Payment Date"), except to the extent that a Deferral Election (as defined in Section 4.3 hereof) shall be in effect with respect to such shares or that Section 4.6 hereof applies.

Each such share shall be valued at the closing price per share of Stock as reported on the Composite Transactions reporting system, or if not so reported, as reported by the New York Stock Exchange (the "Closing Price") on the last business day preceding each Normal Stock Payment Date (the "Share Value Price"). The value of fractional shares shall be paid to the director in cash.
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        4.2    Elective Portion.  For each calendar year commencing with the calendar year beginning January 1, 1995, each Eligible Director may elect to receive a whole number of shares of Stock equal in value (based on the Share Value Price) to up to 30% of his or her cash compensation payable for services as an Eligible Director during each such calendar year in lieu of payment of such percentage of such cash compensation. Such shares shall be delivered to each such director, in substantially equal installments, on the Normal Stock Payment Dates, except to the extent that a Deferral Election (as defined in Section 4.3 hereof) shall be in effect with respect to such shares or that
Section 4.6 hereof applies.

        Provided, however, no shares shall be delivered to an Eligible Director pursuant to the director's election hereunder for a period of six months following the director's initial election hereunder, or any subsequent change of such election hereunder, and the shares accrued during such six month period shall be delivered on the Normal Stock Payment Date next following expiration of the six month period and shall be valued at the Closing Price on the last business day preceding such date.

The value of fractional shares shall be paid to the director in cash.

        4.3 Deferral Election. For cash compensation payable for services as an Eligible Director during calendar years beginning on or after January 1, 1992, each Eligible Director may elect to defer the receipt (a "Deferral Election") of all or a portion of the shares of Stock otherwise deliverable on a Normal Stock Payment Date ("Deferred Shares").

        The director shall elect (a) that Deferred Shares be distributed in a lump sum or in equal annual installments (not exceeding ten), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the director ceases to be a director of the Company, or (ii) the earlier of the year in which the director ceases to be a director of the Company or a date designated by the director; provided, however, that any such election shall be subject to Section
4.6 hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the director's Deferred Shares shall have been distributed.

        In the event the director should die before all of the director's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the director, or if no designation has been made, to the estate of the director.

        4.4 Dividend Equivalents. Deferred Shares shall be credited with an amount equivalent to the dividends which would have been paid on an equal number of outstanding shares of Stock ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and
(ii) only with respect to Deferred Shares which were otherwise deliverable as of a Normal Stock Payment Date, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Section 4.4, prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

        Dividend Equivalents so credited shall be converted into an additional whole number of Deferred Shares as of the payment date of the dividend (based on the Closing Price on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan. Dividend Equivalents resulting in fractional shares shall be held for the credit of the director until the next dividend payment date and shall be converted into Deferred Shares on such date. Any Dividend Equivalents not converted into Deferred Shares shall be paid in cash upon the final distribution of the director's Deferred Shares.

        4.5 Timing and Form of Elections. Any election described in Sections 4.2 and 4.3 hereof:

        (a) shall be in the form of a document executed by the director and filed with the Secretary of the Company,
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        (b)    shall be made before the first day of the calendar year in which the applicable cash compensation is earned and shall become irrevocable on the last day prior to the beginning of such calendar year, and

        (c) shall continue until a director ceases to be a director of the Company or until he or she terminates or modifies such election by written notice, any such termination or modification to be effective, except as otherwise provided in the second paragraph of paragraph 4.2 hereof, as of the end of the calendar year in which such notice is given with respect to cash compensation otherwise payable in subsequent calendar years.

        4.6 Effect of Certain Events. Notwithstanding an election pursuant to Section 4.2 or Section 4.3 hereof:

        (a) If, as determined by the Board in its sole discretion, the director (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interest of the Company
               (i) all of such director's Deferred Shares shall be distributed immediately in the form of shares of Stock, (ii) all of such director's Dividend Equivalents not yet converted into Deferred Shares shall be distributed immediately in cash, and (ii) all of such director's cash compensation earned and not yet converted into shares of Stock or Deferred Shares under the terms of this Plan shall be distributed in the form of shares of Stock as soon as practicable after the next Normal Stock Payment Date.

        (b) Upon the occurrence of a Change in Control (as defined below), (i) all Deferred Shares to the extent credited prior to the Change in Control shall be distributed immediately in the form of shares of Stock, and (ii) all Dividend Equivalents not yet converted into Deferred Shares and all cash compensation earned and not yet converted into shares of Stock or Deferred Shares under the terms of this Plan shall be distributed immediately in cash.

        A Change in Control shall have occurred if (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), or (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

        The provisions of this Section 4.6 shall not apply to the extent inconsistent with the requirements of Rule 16b-3, as the same may be interpreted from time to time.
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5.  TERM OF PLAN

    5.1 The Plan, which was adopted by the Board on December 16, 1991, is subject to approval by the stockholders of the Company on May 27, 1992; provided, however, that if the Plan is approved by stockholders, any election described in Sections 4.2 and 4.3 hereof which was made prior to such approval shall be deemed to be effective as of the date such election was made. In no event shall any delivery of shares of Stock be made to any director or other person under the Plan until such time as stockholder approval of the Plan is obtained.

    5.2 The Plan shall remain in effect until the earlier to occur of a Change in Control or December 15, 2006, unless sooner terminated by the Board; provided, however, that, except as provided in Section 4.6(b) hereof, shares of Stock and Dividend Equivalents may be delivered pursuant to a Deferral Election after such date.


6.  AMENDMENT; TERMINATION

    6.1 The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the provisions of Section 4.1 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

    6.2 Except as provided in Section 4.6 hereof, in the event the Plan is terminated, Deferred Shares and Dividend Equivalents shall be distributed at such time and in such manner as the Board shall determine, no later than they would have been distributed pursuant to the Deferral Election applicable thereto.


7.  MISCELLANEOUS

    7.1 The right of a director to Deferred Shares and/or Dividend Equivalents shall be non-assignable and shall not be subject in any manner to the debts or other obligations of the director or any other person.

    7.2 The Company shall not be required to reserve or otherwise set aside funds to meet any obligations under this Plan.

    7.3 Nothing in this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board.

    7.4 This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Michigan.





Dated:  December 16, 1991 (Amended June 3, 1994 and March 28, 1995)